Contact:	Jim Sheehan SeaChange PR 1-978-897-0100 x3454 jim.sheehan@schange.com	Martha Schaefer SeaChange IR 1-978-897-0100 x3030 martha.schaefer@schange.com

SEACHANGE ACCEPTS BOARD MEMBER’S OFFER OF RESIGNATION

ACTON, Mass. (Nov. 16, 2010) – SeaChange International, Inc. (NASDAQ: SEAC), the leading global multi-screen video software company, today announced that the SeaChange Board of Directors has accepted ReiJane Huai’s offer of resignation as a director of the corporation effective November 11, 2010.

About SeaChange International
SeaChange International (NASDAQ: SEAC) is the global leader in multi-screen video and one of the largest software companies worldwide.  The Company provides innovative, Emmy award-winning solutions and services for back office, advertising, content, in-home devices and broadcast to hundreds of media companies, including blue chip companies such as Comcast, Virgin Media, AT&T, Hutchison Whampoa, Vodacom and DISH Network.  Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

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www.schange.com  NASDAQ:SEAC